SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2002

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     In a press release dated August 20, 2002, eBay Inc. (“eBay”) and PayPal, Inc. (“PayPal”) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired without a formal request from the Department of Justice for additional information or documentary material, which is commonly referred to as a second request. The waiting period pertained to eBay’s pending acquisition of PayPal.

     eBay’s acquisition of PayPal remains subject to approval by stockholders of PayPal and other regulatory approvals and is expected to close in the fourth quarter of 2002.

ITEM 7.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated August 20, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2002	eBay Inc.

	By:	/s/ MICHAEL R. JACOBSON

Michael R. Jacobson Senior Vice President, Legal Affairs, General Counsel and Secretary

Exhibit Index

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated August 20, 2002.